EXHIBIT 99.1

News

July 8, 2011

Caterpillar contact:
Rusty Dunn
Corporate Public Affairs
309-675-4803
dunn_rusty_l@cat.com

FOR IMMEDIATE RELEASE

Caterpillar Completes Acquisition of Bucyrus, Creating Mining Equipment Group With Unmatched Product Range and Unrivaled Customer Support

PEORIA, Ill. and OAK CREEK, Wis. – Driven by a key strategic imperative to expand its leadership and support for customers in the mining industry, Caterpillar Inc. (NYSE: CAT) today announced it has completed its acquisition of Bucyrus International, Inc. Caterpillar funded the acquisition, valued at approximately $8.8 billion (including net debt), using cash from its balance sheet and debt. The company did not issue equity to help fund the transaction.

 Caterpillar Group President Steve Wunning will have executive office accountability for Caterpillar’s Global Mining business, including Bucyrus.

“We are pleased to complete this acquisition and are proud to welcome Bucyrus employees to Caterpillar,” Wunning said.  “We are bringing together the best people, the best products and the best facilities from both companies.  This acquisition is all about growth and unprecedented opportunities. Combined with our aggressive product development and capacity expansion plans, it will position Caterpillar to offer a broad range of surface and underground mining products and solutions to our customers,” Wunning added.  “The rapid development of the world’s emerging markets is expected to continue to drive an increasing need for commodities as billions of people around the world seek to improve their standard of living.  Wherever there is mining, Caterpillar and our dealers will be there to serve our mining customers,” Wunning added.

Since we announced the acquisition last November we’ve been busy planning to bring Bucyrus into the Caterpillar family.  A dedicated team has been working on the integration plans and we are excited to begin implementation.  As part of the integration process, we are pleased to report on the following key areas – organization structure, branding and distribution, synergy benefits, and funding.

Organization Structure—
 As previously announced, the Caterpillar Global Mining headquarters will be in Oak Creek, Wisconsin and will include three mining divisions reporting to Steve Wunning.

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Caterpillar Vice President Dave Bozeman will lead the Integrated Manufacturing Operations Division, which will include the global manufacturing operations for Caterpillar mining products.  The division has manufacturing operations in Asia, Australia, Europe and North America.

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Caterpillar Vice President Chris Curfman will lead the Mining Sales and Marketing Division, with global responsibility for maintaining and enhancing customer relationships, developing the global marketing strategy and ensuring future growth opportunities.

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Luis de Leon, previously chief operating officer for Bucyrus, has been elected by the Caterpillar Board of Directors as a corporate Vice President, and will lead the new Mining Products Division.  The division will be responsible for overall mining product strategy development, product design and product sourcing.

In addition, several other Caterpillar divisions will provide critical support to the mining business.  These divisions include the Large Power Systems Division, Advanced Components & Systems Division, Remanufacturing & Components Division, Parts Distribution & Logistics Division and Global Purchasing Division.

Branding—
For the past several months, Caterpillar has evaluated the best approach for branding legacy Bucyrus products.  We sought input from dealers, customers, the leadership of Bucyrus and outside industry and branding experts.  The conclusion was a single brand— Caterpillar— for our mining products.

“As we examined this issue, it became clear it would be in the best long-term interests of our business to have a single brand for our mining customers, and that brand will be Caterpillar,” Wunning said.   “This decision is important to quickly bring together one team with a single face to our customers.  The decision was endorsed by the Bucyrus Board of Directors, and we will begin to transition Bucyrus products to the Caterpillar brand in a quick and orderly fashion.”

Distribution—
In addition, it became clear that the capabilities of the Cat dealer network with mining customers meant that all products should be sold and serviced by Cat dealers. This is consistent with our long-held distribution strategy of strong, entrepreneurial, independent dealers.  Since Bucyrus predominantly employed a direct model to sell and support products, we’re beginning the process to transition distribution and support to Cat dealers.   We plan to sell the Bucyrus distribution business to Caterpillar dealers that support mining customers around the world.  While discussions with dealers are just beginning, we estimate the value of the Bucyrus distribution business to be substantial.

“Our dealers are very excited about the Bucyrus acquisition and are ready to move forward with the distribution business.  Cat dealers have a proven track record in helping customers realize the highest productivity and lowest owning and operating costs, and many mining customers have told us how important the dealers are to their success,” Wunning added.

Funding—
At the time we announced the acquisition, we expected to fund it through a combination of debt, up to $2 billion of new equity, and cash.  As a result of excellent cash flow and an increasingly strong balance sheet, we’re pleased to report that we completed the acquisition without the need to issue equity.  We issued $4.5 billion of new debt on May 24, 2011, at historically low rates.

Synergy Benefits—
The purchase of Bucyrus is a great strategic acquisition for Caterpillar.  In the time since the acquisition was announced, we have further validated the assumptions that led to this decision.  The combination of the speed and responsiveness of Bucyrus, along with the process discipline and execution of Caterpillar, will result in a business that will deliver more benefits and value than could be accomplished by either company alone.

The benefits include higher sales of new equipment and aftermarket parts and support, lower product cost and greater reliability driven by the use of Caterpillar engines and components in Bucyrus products and improved service and lower owning and operating costs driven by Caterpillar’s global manufacturing, supply chain and purchasing capabilities.

“Today’s announcement marks the beginning of a new era in Caterpillar’s mining business,” said Wunning. “The joining of these two iconic companies is an incredible combination. It positions us for long-term success in an industry with significant growth potential, and we intend to fully leverage our unique strengths to help the mining customer make money. In turn, that will benefit our employees, our stockholders, and the communities in which we live and work. We’re ready to get started.”

Teleconference and webcast access:

Caterpillar will conduct a 90-minute real-time, listen-only teleconference to discuss the acquisition of Bucyrus and second-quarter 2011 financial results with security analysts and institutional investors. The call will begin at 9:30 a.m. Central Time on July 22, 2011. The conference call can be accessed by telephone from both domestic and international locations, with a listen-only entry code provided below:

Conference Call Number:  877-216-8554 (domestic)
                                           973-528-0009 (international)
Listen Only Entry Code:   5621

To access a telephone replay of this call, please dial 800-332-6854 (for domestic callers) and 973-528-0005 (for international callers) and enter 5621 as the conference ID.  This telephone replay will be available for 90 days.  The call can also be accessed in real-time through http://www.caterpillar.com/Irwebcast.  Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software. The transcript from the conference call will be made available on http://www.caterpillar.com/Irwebcast following the webcast.

For those unable to participate in the live broadcast, the replay will be available through http://www.caterpillar.com/Irwebcast shortly after the live event. There is no charge to access the webcast. Those without access to the Internet may request a fax of Caterpillar’s transcript by calling 800-228-7717 (U.S. and Canada) or 858-244-2080 (for all other regions).

For more information about Caterpillar Global Mining, visit https://mining.cat.com.

About Caterpillar:
For more than 85 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. With 2010 sales and revenues of $42.588 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company also is a leading services provider through Caterpillar Financial Services, Caterpillar Remanufacturing Services, Caterpillar Logistics Services and Progress Rail Services. More information is available at: http://www.caterpillar.com.

Forward-Looking Statements
Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are subject to known and unknown factors that may cause Caterpillar’s actual results to be different from those expressed or implied in the forward-looking statements. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements.  All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and Caterpillar does not undertake to update its forward-looking statements.

It is important to note that Caterpillar’s actual results may differ materially from those described or implied in its forward-looking statements based on a number of factors, including, but not limited to: (i) global economic conditions and economic conditions in the industries and markets Caterpillar serves; (ii) government monetary or fiscal policies and government spending on infrastructure; (iii) commodity or component price increases and/or limited availability of raw materials and component products, including steel; (iv) Caterpillar’s and its customers’, dealers’ and suppliers’ ability to access and manage liquidity; (v) political and economic risks associated with our global operations, including changes in laws, regulations or government policies, currency restrictions, restrictions on repatriation of earnings, burdensome tariffs or quotas, national and international conflict, including terrorist acts and political and economic instability or civil unrest in the countries in which Caterpillar operates; (vi) Caterpillar’s and Cat Financial’s ability to maintain their respective credit ratings, material increases in either company’s cost of borrowing or an inability of either company to access capital markets; (vii) financial condition and credit worthiness of Cat Financial’s customers; (viii) inability to realize expected benefits from acquisitions and divestitures, including the acquisition of Bucyrus International, Inc.; (ix) international trade and investment policies, such as import quotas, capital controls or tariffs; (x) the possibility that Caterpillar’s introduction of Tier 4 emissions compliant machines and engines is not successful; (xi) market acceptance of Caterpillar’s products and services; (xii) effects of changes in the competitive environment, which may include decreased market share, lack of acceptance of price increases, and/or negative changes to our geographic and product mix of sales; (xiii) union disputes or other employee relations issues; (xiv) Caterpillar’s ability to successfully implement the Caterpillar Production System or other productivity initiatives; (xvi) adverse changes in sourcing practices of our dealers or original equipment manufacturers; (xvii) compliance costs associated with environmental laws and regulations; (xviii) alleged or actual violations of trade or anti-corruption laws and regulations; (xviii) additional tax expense or exposure; (xix) currency fluctuations, particularly increases and decreases in the U.S. dollar against other currencies; (xx) failure of Caterpillar or Cat Financial to comply with financial covenants in their respective credit facilities; (xxii) increased funding obligations under our pension plans; (xxiii) significant legal proceedings, claims, lawsuits or investigations; (xxiii) imposition of operational restrictions or compliance requirements if carbon emissions legislation and/or regulations are adopted; (xxiv) changes in accounting standards or adoption of new accounting standards; (xxv) adverse effects of natural disasters; and (xxvi) other factors described in more detail under “Item 1A.  Risk Factors” in Part I of our Form 10-K filed with the SEC on February 22, 2011 for the year ended December 31, 2010.  This filing is available on our website at www.caterpillar.com/secfilings.